EXHIBIT 99.1

Cinedigm Announces Second Quarter Fiscal Year 2013 Financial Results

Year over Year Revenue Growth Driven by Strong Performance in Company’s Digital Cinema Installations and Content Entertainment Group

LOS ANGELES (November 13, 2012) - Cinedigm Digital Cinema Corp. (NASDAQ: CIDM), the global leader in the digital cinema industry, today announced financial results for the second quarter fiscal 2013 ended September 30, 2012.

Quarterly Highlights Include:

•	Consolidated revenues up 7.5% to $22.6 million
•	875 digital cinema installations, marking second highest install quarter in Company history
•	10 independent films acquired year-to-date

Second Quarter Fiscal 2013 Results
Revenues for the second quarter of fiscal 2013 were $22.6 million, a 7.5% increase from $21.0 million in the second quarter a year ago. The increase in revenues was primarily the result of strong performance in Cinedigm’s Content and Entertainment Group (CEG), including results from the New Video acquisition, which closed in April 2012.  The Company also experienced the second highest installation quarter in its history in the digital cinema servicing unit; however, gains were partially offset by a temporary decline in digital cinema deployment revenues due to the impact on virtual print fees of unexpected shifts in the breadth and timing of various major studio movie releases in July and August.

In the second quarter of fiscal 2013, Adjusted EBITDA from continuing operations totaled $14.1 million, a decrease from $16.9 million in the year-ago period. Excluding Cinedigm’s deployment business, Adjusted EBITDA from continuing operations was $1.2 million, an increase of 48% from fiscal Q1 and a decrease from $3.2 million in the same period a year ago. Cinedigm installed 875 digital systems in the second quarter of fiscal 2013, as compared to an all-time record of 1,455 systems installed in the second quarter of fiscal 2012. This lower level of installations accounted for approximately $2.3 million of the EBITDA difference year-on-year, partially offset by other growth. In addition, consistent with its content growth plans, the Company incurred $0.2 million of external content distribution costs as it ramped up its film releasing business in the second quarter of fiscal 2013, building toward its goal of 20-25 releases per year.  These costs were incurred in advance of earning ancillary home entertainment revenues on the Company’s film releases. In addition to its content distribution business, Cinedigm continues to benefit from growth in its installed systems, software license and maintenance fees, and the inherent operating leverage embedded in its business model.

“During the quarter we made significant strategic and operational strides,” said Chris McGurk, Chairman and Chief Executive Officer. “As of today, we have signed 276 exhibitor partners representing over 12,200 screens -- in excess of 70% of all North American exhibitors and approximately 40% of all North American digital cinema screens -- and we are continuing our focus on overseas expansion of our core businesses. Importantly, this huge deployment footprint  helps build the worldwide foundation for Cinedigm's  digital cinema servicing, software and digital content distribution units, further leveraging our market leadership in each business.  In the last quarter, we successfully completed the integration of New Video into Cinedigm, signed several new studio and exhibitor software licenses and have now acquired ten independent films, including several high profile titles such as Arthur Newman, starring Academy Award® winner Colin Firth and Academy Award® Nominee Emily Blunt; and Violet and Daisy, written and directed by Academy Award® winner Geoffrey Fletcher and starring James Gandolfini.  We expect these titles and our entire release slate to be strong contributors to our future growth.”

“As we have discussed in the past, fiscal year 2013 is a year focused on both investment and growth,” added Adam Mizel, Chief Operating Officer and CFO. “Our financial progress this quarter was masked by the tremendous installation quarter we experienced last year and the impact of our continued content acquisition investments.  With 875 installations this quarter, we had our second largest installation quarter ever and we expect another strong quarter of installations in Q3 as we reach the end of our deployment period.  We expect Q3 and Q4 to be our strongest financial quarters of the year given the impact of the holiday on our home entertainment content sales, a number of recent content and digital aggregation acquisitions, and our strong software pipeline. We remain extremely focused on profitably growing all our core businesses and making additional strategic investments to drive shareholder returns in fiscal year 2014 and beyond.”

Six-Month Fiscal 2013 Results
For the first six months of fiscal 2013, revenues from continuing operations increased 11.4% to $43.5 million as compared to $39.1 million for the same period one year earlier. Adjusted EBITDA from continuing operations year-to-date was $27.6 million, compared to $30.6 million in the first six months of the prior year. Due in part to M&A expense charges and other restructuring charges, consolidated net loss increased to $7.8 million or $0.17 per share for the first six months of the fiscal year compared to a consolidated net loss of $6.6 million or $0.14 per share in the comparable prior year period.  Excluding the M&A and restructuring charges, consolidated net loss decreased to $6.2 million or $0.13 per share for the first six months of the fiscal year.

Fiscal 2013 Outlook
Cinedigm is reaffirming its fiscal 2013 guidance and expects consolidated GAAP revenues including its deployment units of $91-$97 million, and consolidated Adjusted EBITDA of $57-$59 million in Fiscal 2013.

The Company is also reaffirming that it expects fiscal 2013 Adjusted EBITDA from non-deployment operations of $11.2-$12.7 million, prior to the $4.5-$5.0 million of GAAP expense impact from 8-10 movie acquisitions and additional library acquisitions. Net of the GAAP expense impact, Cinedigm expects to produce reported Adjusted EBITDA from non-deployment operations for fiscal 2013 of $6.7-$7.7 million.

Adjusted EBITDA is defined by the Company for the periods presented to be earnings before interest, taxes, depreciation and amortization, other income, net, stock-based expenses and compensation, merger and acquisition costs, and certain other items. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation in the tables attached to this release of Adjusted EBITDA to U.S. GAAP net income (loss). The Company calculated and communicated Adjusted EBITDA in the tables because the Company's management believes it is of importance to investors and lenders by providing additional information with respect to the performance of its fundamental business activities. The Company's calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the U.S. GAAP operating measure of net income (loss). In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows. Management does not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with U.S. GAAP. These non-GAAP measures should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with U.S. GAAP.

Conference Call
Cinedigm will host a conference call to discuss its financial results at 4:30 p.m. EST on November 13, 2012. The conference call can be accessed by dialing (877) 754-5303 or for international callers by dialing (678) 894-3030 at least five minutes prior to the start of the call. No passcode is required. The earnings call and accompanying slides will also be broadcast live over the Internet and can be accessed on the Investor Relations section of the Company’s Web site at http://investor.cinedigm.com/events.cfm. To listen to the live webcast, please visit the site prior to the start of the call in order to register, download and install any necessary audio software.

For those unable to participate during the live broadcast, a replay will be available beginning November 13, 2012 at 5:30 p.m. EST, through November 27, 2012 at 11:59 p.m. EST. To access the replay, dial (800) 585-8367 (U.S.) or (404) 537-3406 (International) and use passcode: 15481861.

About Cinedigm
Cinedigm Digital Cinema Corp. is a leader in providing the services, experience, technology and content critical to transforming movie theaters into digital and networked entertainment centers. Cinedigm's digital cinema deployment and servicing organization, state of the art distributor and exhibition software, and marketing and distribution platform for alternative content and independent films are a cornerstone of the digital cinema transformation. With the April acquisition of New Video, the world's largest aggregator of independent digital content and leading distributor of quality entertainment, CIDM has created a new full service end-to-end digital studio, enabling the Company to acquire and distribute independent films and specialty content both theatrically and via digital, mobile and home media platforms. Cinedigm™ and Cinedigm Digital Cinema Corp™ are trademarks of Cinedigm Digital Cinema Corp. [CIDM-E]

Safe Harbor Statement
Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cinedigm officials during presentations about Cinedigm, along with Cinedigm's filings with the Securities and Exchange Commission, including Cinedigm's registration statements, quarterly reports on Form 10-Q and annual report on Form 10-K, are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act''). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects," "anticipates,'' "intends,'' "plans,'' "could," "might," "believes,'' "seeks," "estimates'' or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cinedigm's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about Cinedigm, its technology, economic and market factors and the industries in which Cinedigm does business, among other things. These statements are not guarantees of future performance and Cinedigm undertakes no specific obligation or intention to update these statements after the date of this release.

Contact:
For more information:

Addo Communications
Traci Tsuchiguchi/Patricia Dolmatsky-Nir
310-829-5400

CINEDIGM DIGITAL CINEMA CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)

	September 30, 2012	March 31, 2012
ASSETS	(Unaudited)
Current assets
Cash and cash equivalents	$20,270	$17,843
Restricted available-for-sale investments	—	9,477
Accounts receivable, net	33,711	24,502
Deferred costs, current portion	2,199	2,228
Unbilled revenue, current portion	7,590	7,510
Prepaid and other current assets	6,200	1,121
Note receivable, current portion	635	498
Assets held for sale	—	214
Total current assets	70,605	63,393
Restricted cash	5,751	5,751
Security deposits	241	207
Property and equipment, net	186,869	200,974
Intangible assets, net	15,171	466
Capitalized software costs, net	5,995	5,156
Goodwill	7,101	5,765
Deferred costs, net of current portion	4,018	5,080
Unbilled revenue, net of current portion	677	617
Accounts receivable, long-term	1,040	773
Note receivable, net of current portion	424	465
Investment in non-consolidated entity, net	2,152	1,490
Total assets	$300,044	$290,137

CINEDIGM DIGITAL CINEMA CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)
(continued)

	September 30, 2012	March 31, 2012
LIABILITIES AND STOCKHOLDERS’ DEFICIT	(Unaudited)
Current liabilities
Accounts payable and accrued expenses	$39,150	$20,854
Current portion of notes payable, non-recourse	33,152	35,644
Current portion of capital leases	219	186
Current portion of deferred revenue	3,989	3,677
Current portion of contingent consideration for business combination	750	—
Liabilities as part of assets held for sale	—	75
Total current liabilities	77,260	60,436
Notes payable, non-recourse, net of current portion	114,207	135,345
Notes payable	92,161	87,354
Capital leases, net of current portion	5,128	5,244
Interest rate swaps	1,105	1,771
Deferred revenue, net of current portion	11,493	11,451
Contingent consideration, net of current portion	3,094	—
Customer security deposits, net of current portion	—	9
Total liabilities	304,448	301,610
Commitments and contingencies
Stockholders’ Deficit
Preferred stock, 15,000,000 shares authorized; Series A 10% - $0.001 par value per share; 20 shares authorized; 7 shares issued and outstanding at September 30, 2012 and March 31, 2012, respectively. Liquidation preference of $3,589	3,412	3,357
Class A common stock, $0.001 par value per share; 118,759,000 and 75,000,000 shares authorized; 48,448,137 and 37,722,927 shares issued and 48,396,786 and 37,671,487 shares outstanding at September 30, 2012 and March 31, 2012, respectively	48	38
Class B common stock, $0.001 par value per share; 1,241,000 and 15,000,000 shares authorized; 1,241,000 and 25,000 shares issued and 0 and 25,000 shares outstanding, at September 30, 2012 and March 31, 2012, respectively	—	—
Additional paid-in capital	221,293	206,348
Treasury stock, at cost; 51,440 Class A shares	(172)	(172)
Accumulated deficit	(228,985)	(221,044)
Total stockholders’ deficit	(4,404)	(11,473)
Total liabilities and stockholders’ deficit	$300,044	$290,137

CINEDIGM DIGITAL CINEMA CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for share and per share data)
(Unaudited)

	For the Three Months Ended September 30,		For the Six Months Ended September 30,
	2012	2011	2012	2011
Revenues	$22,609	$21,028	$43,513	$39,069
Costs and expenses:
Direct operating (exclusive of depreciation and amortization shown below)	2,928	1,697	5,363	3,290
Selling, general and administrative	6,306	4,071	12,199	7,481
Provision for doubtful accounts	78	—	154	—
Research and development	36	35	74	90
Merger and acquisition expenses	—	—	1,267	—
Restructuring expenses	340	—	340	—
Depreciation and amortization of property and equipment	9,120	8,869	18,217	17,723
Amortization of intangible assets	223	77	381	169
Total operating expenses	19,031	14,749	37,995	28,753
Income from operations	3,578	6,279	5,518	10,316
Interest income	3	24	22	75
Interest expense	(7,281)	(7,569)	(14,758)	(14,940)
Income on investment in non-consolidated entity	631	—	662	—
Other income, net	193	385	391	431
Change in fair value of interest rate swap	255	219	676	(568)
Net loss from continuing operations	(2,621)	(662)	(7,489)	(4,686)
Income (loss) from discontinued operations	10	432	(274)	(1,937)
Net loss	(2,611)	(230)	(7,763)	(6,623)
Preferred stock dividends	(89)	(89)	(178)	(178)
Net loss attributable to common stockholders	$(2,700)	$(319)	$(7,941)	$(6,801)
Net loss per Class A and Class B common share - basic and diluted:
Loss from continuing operations	$(0.06)	$(0.02)	$(0.16)	$(0.14)
Income (loss) from discontinued operations	$—	$0.01	$(0.01)	$(0.07)
	$(0.06)	$(0.01)	$(0.17)	$(0.21)
Weighted average number of Class A and Class B common shares outstanding: Basic and diluted	48,299,715	37,115,346	46,718,464	34,886,202

Adjusted EBITDA

Following is the reconciliation of the Company's consolidated Adjusted EBITDA to consolidated GAAP net loss from continuing operations:

	For the Three Months Ended September 30,
($ in thousands)	2012	2011
Net loss from continuing operations	$(2,621)	$(662)
Add Back:
Amortization of capitalized software costs	277	152
Depreciation and amortization of property and equipment	9,120	8,869
Amortization of intangible assets	223	77
Interest income	(3)	(24)
Interest expense	7,281	7,569
Other income, net	(193)	(385)
Income on investment in non-consolidated entity	(631)	—
Change in fair value of interest rate swap	(255)	(219)
Stock-based expenses	(5)	562
Stock-based compensation	528	464
Restructuring expenses	340	—
Allocated costs attributable to discontinued operations	—	504
Adjusted EBITDA	$14,061	$16,907

Adjustments related to the Phase I and Phase II Deployments:
Depreciation and amortization of property and equipment	$(8,965)	$(8,738)
Amortization of intangible assets	(13)	(15)
Income from operations	(4,760)	(6,611)
Intersegment services fees earned (1)	898	1,702
Adjusted EBITDA from non-deployment businesses	$1,221	$3,245

(1) Intersegment revenues of the Services segment represent service fees earned from the Phase I and Phase II Deployments.

	For the Six Months Ended September 30,
($ in thousands)	2012	2011
Net loss from continuing operations	$(7,489)	$(4,686)
Add Back:
Amortization of capitalized software costs	527	364
Depreciation and amortization of property and equipment	18,217	17,723
Amortization of intangible assets	381	169
Interest income	(22)	(75)
Interest expense	14,758	14,940
Other income, net	(391)	(431)
Income on investment in non-consolidated entity	(662)	—
Change in fair value of interest rate swap	(676)	568
Stock-based expenses	300	562
Stock-based compensation	1,014	918
Merger and acquisition expenses	1,267	—
Restructuring expenses	340	—
Allocated costs attributable to discontinued operations	—	504
Adjusted EBITDA	$27,564	$30,556

Adjustments related to the Phase I and Phase II Deployments:
Depreciation and amortization of property and equipment	$(17,904)	$(17,510)
Amortization of intangible assets	(26)	(27)
Income from operations	(9,404)	(12,037)
Intersegment services fees earned (1)	1,816	3,078
Adjusted EBITDA from non-deployment businesses	$2,046	$4,060

(1) Intersegment revenues of the Services segment represent service fees earned from the Phase I and Phase II Deployments.